UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2021
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Asana, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39495	26-3912448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Bryant Street,	Suite 200
San Francisco,	CA	94103
(Address of Principal Executive Offices)		(Zip Code)
(415) 525-3888
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	ASAN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02    Unregistered Sales of Equity Securities.
As previously disclosed, Asana, Inc. (the “Company”) previously issued two unsecured senior mandatory convertible promissory notes for an aggregate principal amount of $450.0 million (the “2020 Notes”) to a trust affiliated with Dustin Moskovitz, the Company’s co-founder, president, and chief executive officer (the “Trust”).

On July 1, 2021, pursuant to the terms of the 2020 Notes, upon meeting the closing trading price criteria for optional conversion by the Company, the Company elected to convert the 2020 Notes and issued a notice of conversion to the Trust pursuant to which the Company elected to convert all remaining amounts outstanding under the 2020 Notes into shares of the Company’s Class B Common Stock at the applicable minimum conversion rate set forth in the 2020 Notes, for the issuance of an aggregate of 17,012,822 shares of Class B Common Stock to the Trust. The Class B Common Stock of the Company delivered in connection with these conversions have been issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASANA, INC.

Dated: July 2, 2021	By:	/s/ Eleanor Lacey
Eleanor Lacey
General Counsel and Corporate Secretary